Exhibit 10.1

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (this “Amendment”), is made and entered into as of May 22, 2009, by and between The Colonial BancGroup, Inc., a Delaware corporation (the “Company”) and Taylor, Bean & Whitaker Mortgage Corp., a Florida corporation (“TBW” and, together with each of the Purchasers listed on Schedule 1 of the Purchase Agreement referred to below, each a “Purchaser” and collectively, “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company and TBW executed and delivered that certain Stock Purchase Agreement, dated as of March 31, 2009, as amended by that certain First Amendment to Stock Purchase Agreement, dated as of April 30, 2009 (as so amended, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, the Company and TBW now wish to amend the Purchase Agreement to, among other things, provide that all of the purchased shares will be voting stock and revise the post-Closing composition of the Company Board, all as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. Amendment to Index of Defined Terms. The Index of Defined Terms portion of the Purchase Agreement is hereby amended by deleting the reference to the term “Series B Stock.”

Section 2. Amendment to Recitals. The Recitals portion of the Purchase Agreement is hereby amended by deleting the existing Recital in its entirety, and substituting in lieu thereof the following Recital:

“WHEREAS, the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, certain shares of the Company’s Series A Voting Convertible Preferred Stock, par value $2.50 per share (the “Series A Stock” or the “Preferred Stock”), on the terms set forth herein.”

Section 3. Amendments to Article 1 (Preferred Stock).

(a) Section 1.1 of the Purchase Agreement is hereby amended by deleting the existing Section 1.1 in its entirety and substituting in lieu thereof the following new Section 1.1:

“1.1 Agreement to Sell and Purchase. Subject to the terms and conditions hereof, Purchasers agree to purchase from the Company, on the Closing Date, an aggregate of 600,000 shares of Series A Stock (the “Shares”), and the Company agrees to issue and sell such Shares to Purchasers, at a price of Five Hundred and no/100 Dollars ($500.00) per Share (the “Price Per Share”) for an aggregate purchase price (the “Purchase Price”) equal to Three Hundred Million and no/100 Dollars ($300,000,000.00) (such issuance, sale and purchase of the Shares, along with the other commitments by the parties set forth in this Agreement is referred to herein as the “Transaction”).”

(b) Section 1.2 of the Purchase Agreement is hereby amended as follows:

(i) The first sentence of such Section 1.2 shall be deleted in its entirety and replaced by the following new first sentence of such Section 1.2: “The designations, preferences and rights of the Series A Stock shall be substantially as set forth in a Certificate of Designations (the “Certificate of Designations”), to be filed with the Delaware Secretary of State, substantially in the form attached hereto as Exhibit A.”

(ii) Subsection (b) of such Section 1.2 shall be deleted in its entirety.

Section 4. Amendment to Section 6.7(a) (Company Board). Section 6.7(a) of the Purchase Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new Section 6.7(a):

“(a) On the Closing Date or as soon as practicable thereafter, the Company Board shall fix the number of directors at fifteen (15), of which six individuals, selected by Purchasers (four of such six individuals to be selected by TBW) as representatives of Purchasers as set forth below (the “Board Representatives”), shall be appointed to the Company Board and commence serving on the Company Board immediately thereafter, subject to satisfactory completion of a Directors & Officers questionnaire and provision of other background information as may be reasonably requested by the Company, and subject to any required approvals of Regulatory Authorities. On the Closing Date or as soon as practicable thereafter, the Company shall also cause two of the Board Representatives, at the option of the Required Purchasers (one of such two individuals to be selected by TBW), to be appointed to the Executive Committee of the Company Board (or any successor committee thereto). The Board Representatives shall be added to each class of the Company Board as the Company and Purchasers shall mutually determine so that an approximately equal number of Board Representatives will be added to each class. Within sixty (60) days after the Closing Date, the Company shall cause the Company Board’s composition to be as follows: (i) the six Board Representatives; (ii) five other continuing directors; and (iii) four other directors, mutually agreeable to the Company and Purchasers. On the Closing Date or as soon as practicable thereafter, the Company shall cause Colonial Bank to fix the number of directors on the board of Colonial Bank at thirteen (13), and shall cause Colonial Bank to add the six Board Representatives to the Colonial Bank Board of Directors as well, subject to any required approvals of Regulatory Authorities.”

Section 5. Amendment to Section 7.1(b) (Stock Legend). Section 7.1(b) of the Purchase Agreement is hereby amended by deleting the phrase “TBW agrees that all certificates or other instruments representing Shares of Series B Stock will bear a legend substantially to the following effect:” and deleting the stock legend contained in the three paragraphs below such phrase.

Section 6. Amendment to Exhibit A (Form of Certificate of Designations). The existing Exhibit A to the Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

Section 7. Amendment to Schedule 1 (Purchasers). The existing Schedule 1 to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

Section 8. Future References. All future references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended hereby.

Section 9. No Other Changes. Except as expressly amended and modified herein, all terms, covenants and provisions of the Purchase Agreement shall remain unaltered and in full force and effect, and the parties hereto expressly ratify and confirm the Purchase Agreement as modified herein.

Section 10. Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by PDF formatted page sent by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

COMPANY: THE COLONIAL BANCGROUP, INC.

By:	/s/ Robert E. Lowder
Name:	Robert E. Lowder
Title:	CEO & President

TBW: TAYLOR, BEAN & WHITAKER MORTGAGE CORP.

By:	/s/ Lee B. Farkas
Name:	Lee B. Farkas
Title:	Chairman

Exhibit A

Form of Certificate of Designations

[SEE ATTACHED]

CERTIFICATE OF DESIGNATIONS OF

SERIES A VOTING CONVERTIBLE PREFERRED STOCK

OF

THE COLONIAL BANCGROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

THE COLONIAL BANCGROUP, INC., a Delaware corporation (the “Corporation”), certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of One Million (1,000,000) shares of Preference Stock, par value $2.50 per share, and, further, authorizes the Board of Directors of the Corporation, subject to the limitations prescribed by law and the provisions of such Certificate of Incorporation, to provide for the issuance of shares of the Preference Stock or to provide for the issuance of shares of the Preference Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preference rights and qualifications, limitations or restrictions of the shares of the Preference Stock of each such series.

SECOND: The Board of Directors of the Corporation, at a special meeting duly called on and held on             , 2009, duly adopted the following resolutions, authorizing the creation and issuance of a series of Preference Stock, to be known as Series A Voting Convertible Preferred Stock:

RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of the Corporation’s Preference Stock, par value $2.50 per share, Six Hundred Thousand (600,000) shares of which are authorized to be issued under the Corporation’s Certificate of Incorporation and being designated as Series A Voting Convertible Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”); and further

RESOLVED, that the Board of Directors hereby fixes the number, designations, preferences, rights and limitations of the Series A Preferred Stock, in addition to those set forth in said Certificate of Incorporation as follows:

A. Series A Voting Convertible Preferred Stock.

1. Designation and Amount.

There shall be a series of Preferred Stock designated as Series A Voting Convertible Preferred Stock (“Series A Preferred Stock”) and the number of shares constituting such series shall be Six Hundred Thousand (600,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Series A Preferred Stock to a number less than the number of shares then outstanding or reserved for issuance in certain events.

2. Dividends.

The holders of the outstanding Series A Preferred Stock shall be entitled to receive dividends or distributions on an as-converted and pari passu basis with the Corporation’s now or hereafter issued Common Stock, and each other series of capital stock of the Corporation that is not, by its terms, senior to the Series A Preferred Stock, if, as and when declared by the Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefore.

3. Liquidation Rights.

All shares of Series A Preferred Stock shall rank pari passu, on an as-converted basis, as to distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to all of the Corporation’s now or hereafter issued Common Stock and any other series of capital stock of the Corporation that is not, by its terms, senior to the Series A Preferred Stock.

4. Voting Rights.

The holders of Series A Preferred Stock shall have the right to vote, on an as-converted basis, with the Common Stock on all matters as and to the extent permitted by the Delaware General Corporation Law. In connection with any such vote, each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 6 hereof as of the record date for the vote or written consent of stockholders, if applicable, which is initially one thousand (1,000) votes per share. So long as any Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3 percent of all outstanding shares of Series A Preferred Stock, voting separately as a class, whether or not a vote of the stockholders would otherwise be required by law, (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (other than to create or establish any capital stock issued or to be issued to the United States Treasury as part of the TARP Capital Purchase Program or any similar governmental program), (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock of the Corporation, or any security convertible into stock of such class or series, having rights senior to or pari passu with the Series A Preferred Stock as to dividends or liquidation (other than any capital stock issued to the United States Treasury as part of the TARP Capital Purchase Program or any similar governmental program) and any right to vote, whether as a separate class or otherwise, on any matter (other than a matter that can have no effect on the rights of the Series A Preferred Stock) as to which the Series A Preferred Stock is not entitled to vote, (iii) effect any reclassification of the Series A Preferred Stock, or (iv) enter into a merger or consolidation with, or sell or transfer all or substantially all of its assets to, another person or entity.

5. Redemption.

The Corporation has no optional or mandatory redemption, retirement or sinking fund obligation with respect to the Series A Preferred Stock.

6. Conversion.

(a) Date of Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into Common Stock as provided in and pursuant to Section 6(b) below, no later than the later of (A) the date of the Corporation’s receipt of Stockholder Approval or the date that is three months after the date of issuance of such share or (B) the date that is three months after the date of issuance of such share provided that Stockholder Approval has been received; provided, however, that in no event will such conversion take place if there are an insufficient number of authorized shares of Company Common Stock to effectuate such conversion. “Stockholder Approval” means the approval of the Corporation’s stockholders of an amendment to the Certificate of Incorporation (i) increasing the number of authorized shares of Common Stock so that there will be a sufficient number of authorized shares of Common Stock to satisfy the conversion rights of all holders of the shares of Series A Preferred Stock and any other holders of the Corporation’s Preferred Stock or Preference Stock having conversion rights, (ii) reducing the par value of Common Stock to $0.01 per share, and (iii) authorizing any amendments required by the TARP Capital Purchase Program or any similar governmental program.

(b) Effect of Conversion. Upon the occurrence of a conversion as provided in Section 6(a) above, the holder of shares of converted Series A Preferred Stock shall be entitled to receive 1,000 shares of Common Stock of the Corporation for each share of such converted Series A Preferred Stock, subject to adjustment as provided in Section 6(d) below. From and after any conversion of Series A Preferred Stock, all rights of the holders of converted Series A Preferred Stock shall cease, except the right to receive Common Stock as provided in this Section 6(b).

(c) Conversion Procedures. Any holder of shares of Series A Preferred Stock desiring to convert such shares shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the Corporation’s principal office, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. Following such conversion of the shares of Series A Preferred Stock described above, certificates that, until such conversion, represented Series A Preferred Stock (“Former Series A Certificates”) shall thereafter represent solely the right to receive the securities and/or other property to which the holders of such certificates became entitled upon such conversion. However, such holders shall not be entitled to certificates representing any such securities or to receive any such other property except upon surrender of such Former Series A Certificates at the Corporation’s principal office.

The Corporation will, as soon as practicable after receipt of certificates for Series A Preferred Stock accompanied by any required written notice and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to such person’s nominee or nominees, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the

Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

(d) Adjustment. The definition of the term “Common Stock” for purposes of this Section 6 shall be subject to adjustment from time to time in case the Corporation shall (i) pay a dividend or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities (other than an event described in this Section 6(d)), (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the definition of “Common Stock” shall be changed so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and other shares and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 6(d) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. In the event that at any time, as a result of any adjustment made pursuant to this Section 6, the holder of any shares of Series A Preferred Stock thereafter surrendered by conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 6 with respect to the Common Stock.

(e) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one certificate representing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the fair market value per share of Common Stock as determined by the Board of Directors or in any manner prescribed by the Board of Directors.

(f) Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property (any of the foregoing being herein referred to as a “Transaction”), then lawful provision shall be made as part of the terms of such Transaction whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert such share only into the kind and amount of securities, cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction. As a condition to the consummation of any Transaction, the Corporation shall require that the person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such right. Such certificate or articles of incorporation or other constituent documents shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(g) Reservation of Shares; Transfer Taxes; Etc. Following Stockholder Approval, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock and other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding which are then convertible. Prior to Stockholder Approval, the Corporation shall reserve and keep available such number of shares of its Common Stock as it then has available for such reservation for conversion. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock and other securities if at any time the number of shares of Common Stock and other securities not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Stock. The rights of the holders of the Series A Preferred Stock, and the granting of such rights by the Corporation hereunder, shall not be considered invalid solely by reason of the lack of sufficient authorized but unissued shares to honor the exercise of such conversion rights. If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion or exercise, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

The Corporation shall not take any action that would cause any equity securities issuable upon conversion of Series A Preferred Stock immediately following such action to be other than fully paid and nonassessable.

(h) Prior Notice of Certain Events. In case:

(i) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (d)(i)(B) of this Section 6); or

(ii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to each holder of record of the outstanding Series A Preferred Stock, at such holder’s address as it shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but neither the failure so to mail such notice nor any defect therein or in the mailing thereof, shall affect the validity of the corporate action required to be specified in such notice).

7. Preemptive Rights.

(a) If the Corporation offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities solely for cash (a “Qualified Offering”), each holder of shares of Series A Preferred Stock (a “Holder”) shall be afforded the opportunity to acquire from the Corporation, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable such Holder to maintain its then-current Holder Percentage Interest (as defined below), but solely to the extent that any such issuance of shares of Covered Securities would not result in the issuance of Covered Securities that would require a vote of the stockholders of the Corporation pursuant to the listing standards of the New York Stock Exchange or other nationally recognized stock exchange on which shares of Common Stock are listed. As used in this Section 7, (i) “Holder Percentage Interest” means, as of any date, the percentage equal to (A) the aggregate number of shares of Common Stock beneficially owned (with the term “beneficial ownership” having the meaning ascribed in Section 13(d)(3) and Rule 13d-3 under the Exchange Act of 1934, as amended) or otherwise held by such Holder as of such date, calculated on an as-converted basis, divided by (B) the total number of outstanding shares of Common Stock as of such date, calculated on an as-converted basis, and (ii) “Covered Securities” means Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issued by the Corporation pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, potential employees, consultants, officers or director of the Corporation, (B) issued by the Corporation in connection with a business combination or other merger, acquisition or disposition transaction, (C) issued with reference to the Common Stock of a subsidiary of the Corporation (i.e., a carve-out transaction), (D) issued as a dividend or in connection with a dividend reinvestment or stockholder purchase plan, (E) issued in exchange for currently outstanding securities, or (F) issued to the United States Treasury as part of the TARP Capital Purchase Program or any similar governmental program.

Prior to making any Qualified Offering of Covered Securities, the Corporation shall give each Holder written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such), describing, to the extent then known, the anticipated amount of securities, price (or, in the case of a registered public offering, an estimated range of prices) and other material terms upon which the Corporation proposes to offer the same. Such Holder shall have thirty (30) days from the provision of such notice to notify the Corporation in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities such Holder desires to purchase, up to the maximum amount calculated pursuant to Section 7(a) (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of such Holder to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) and other terms set forth in the Corporation’s notice to it. The failure by such Holder to respond during such thirty (30) day period shall constitute a waiver of preemptive rights in respect of such offering. The obligation of the Corporation to provide such notice shall be subject to such Holder’s written agreement to confidentiality and restrictions on trading terms reasonably acceptable to the Corporation.

If a Holder exercises such Holder’s preemptive purchase rights provided in this Section 7 with respect to a Qualified Offering that is an underwritten public offering or a private offering made to qualified institutional buyers (as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) for resale pursuant to Rule 144A under the Securities Act, the Corporation shall offer such Holder, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted downward or, at such Holder’s option, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the initial purchasers in such offering and shall provide written notice of such price to such Holder as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Corporation and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, such Holder shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Corporation acknowledging such Holder’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of such Holder that are customary in private placement transactions and, in any event, no less favorable to such Holder than any underwriting or purchase agreement entered into by the Corporation in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Section 7(c) in the context of a registered public offering shall also be conditioned on reasonably acceptable representations and warranties of such Holder regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

If a Holder exercises its preemptive rights provided in this Section 7 with respect to a Qualified Offering that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Corporation and such Holder shall agree in writing; provided that the actual amount of Covered Securities to be sold to such Holder pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of such Holder (to be exercised by delivery of written notice to the Corporation within five (5) business days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, such Holder shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of such Holder that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

If, prior to consummation of a Qualified Offering, the terms of the proposed issuance change with the result that the price is less than the minimum price or more than the maximum price set forth in the notice contemplated by Section 7(b) or the other principal terms are more favorable in any material respect to the prospective purchaser than those set forth in such notice, it shall be necessary for a separate notice to be furnished, and the terms and provisions of this Section 7 separately complied with.

Anything to the contrary in this Section 7 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7 as to a Holder shall terminate as of and not be available for any offering that commences at any time after the date on which such Holder offers, sells, pledges, or otherwise transfers any of the shares of Series A Preferred Stock then held by such Holder, including by way of entry into any swap or other agreement or transaction that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares. In addition, the preemptive rights granted hereunder shall only apply to the initial Holder of the Covered Securities.

B. Headings.

The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf on this      day of         , 2009.

THE COLONIAL BANCGROUP, INC.

By:
Name:
Title:

Schedule 1

Purchasers

[SEE ATTACHED]

SCHEDULE 1

List of Purchasers

Allied Mortgage Group

AMA Advisors LLC

American Financial Resources, Inc.

American Home Equity Corporation

AmeriFirst Financial Corporation

Atlantic Bay Mortgage Group

Coastal Mortgage Services, Inc.

Cornerstone Mortgage Co.

Cunningham and Company

D & L Prewitt Ltd Partnership

Envoy Mortgage, Ltd.

Equity Services, Inc.

Scott Everett

Henry Fan

FBC Mortgage LLC

Franklin American Mortgage Company

James G. Hicks

Tibor Hollo

John B. Johnson

LendX Financial

Myers Park Mortgage, Inc.

Platinum Home Mortgage Corp.

Larry Pratt

Provident Funding Associates, L.P.

Scott Bridge Company, Inc.

Securities Capital Holdings, Inc.

Security Atlantic Mortgage Co., Inc.

Pat Theodora Jr

Urban Financial Group, Inc.

WR Starkey Mortgage

Gary Zwerling

Paul R. Allen

Ray Bowman

Jeffery W. Cavender

Jeremy Collett

Delton de Armas

Sherry Dickinson

Taylor, Bean & Whitaker Mortgage Corp.